                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                     / /  Confidential, for Use of the Commission Only
                                                          (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              EDMARK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:


         -----------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:


         -----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         -----------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:


         -----------------------------------------------------------------------
    (5)  Total fee paid:


         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
         ----------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:
         ----------------------------------------------------------------------

    (3)  Filing Party:
         ----------------------------------------------------------------------

    (4)  Date Filed:
         ----------------------------------------------------------------------

(LOGO)
          6727 185th Ave. NE - P.O. Box 97021
          Redmond, WA 98073-9721
          206.556.8400 - 800.426.0856


September 11, 1995


Dear Shareholder,

     The Board of Directors and Management of Edmark Corporation cordially invite you to attend the Annual Meeting of Shareholders. The meeting will be held on Thursday, October 19, 1995, at 2:00 p.m. at the Woodmark Hotel (Lake Washington Room), 1200 Carillon Point, Kirkland, Washington. Directions are included on the front inside cover of this Proxy Statement.


     In addition to electing directors and ratifying the Company's appointment of auditors, you will be asked to vote upon amendents to the Company's Stock Option Plan, to approve the 1995 Non-Employee Directors' Stock Option Plan and to amend the Company's Articles of Incorporation to increase the authorized capital stock of the Company. There will also be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder. Your copy of the Annual Report for the 1995 fiscal year is enclosed.


     YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a Proxy.


     You are also invited to join us for a special reception immediately following the annual meeting in celebration of Edmark's 25th Anniversary. We hope you will be able to join us. We look forward to seeing you.


Sincerely,

(SIG)

Sally G. Narodick
Chief Executive Officer

                PLEASE NOTE THE LOCATION FOR THE ANNUAL MEETING.
                            DIRECTIONS ON NEXT PAGE.

                        DIRECTIONS TO THE WOODMARK HOTEL

                                     [MAP]

     From Sea-Tac International Airport or Portland: Take I-5 north to Highway
405. Continue north to Highway 520. Take Highway 520 west toward Seattle, Exit
14. Merge right onto 108th Avenue. Turn left onto Northup Way. Turn right onto Lake Washington Boulevard N.E. From Lake Washington Boulevard N.E., continue to second stoplight (Lakeview Drive). Turn left into Carillon Point. Continue down the double drive. The hotel is on the right.

     From Bellevue: Take Bellevue Way north. Continue onto Lake Washington Boulevard N.E. From Lake Washington Boulevard N.E., continue to second stoplight (Lakeview Drive). Turn left into Carillon Point. Continue down the double drive. The hotel is on the right.

     From Seattle: Take Highway 520 east to Kirkland, exit Highway 908 east. Turn north onto Lake Washington Boulevard N.E. From Lake Washington Boulevard N.E., continue to second stoplight (Lakeview Drive). Turn left into Carillon Point. Continue down the double drive. The hotel is on the right.

     Two hours of free parking are available in the parking lot in the Carillon Point complex.

                                     (LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    TO BE HELD ON THURSDAY, OCTOBER 19, 1995

TO THE SHAREHOLDERS OF
EDMARK CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Edmark Corporation (the "Company") will be held on Thursday, October 19, 1995, at 2:00 p.m. at the Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington, for the following purposes:

     1. To elect nine directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified;


     2. To approve amendments to the Company's Stock Option Plan generally expanding the group of eligible employees and increasing the number of shares available for options under the Plan;



     3. To approve the Edmark Corporation 1995 Non-Employee Directors' Stock Option Plan;


     4. To approve an amendment to the Articles of Incorporation to increase the authorized number of shares of Common Stock, no par value, from 10,000,000 shares to 30,000,000 shares;

     5. To ratify the appointment of independent auditors for the Company; and

     6. To transact any other business which may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock at the close of business on August 31, 1995 are entitled to notice of, and to vote at, the meeting. Shareholders are cordially invited to attend the meeting in person.

By Order of the Board of Directors,

(SIG)


Paul N. Bialek

Secretary

EDMARK CORPORATION
6727 - 185th Avenue N.E.
Redmond, Washington 98052


September 11, 1995


IMPORTANT:  Please fill in, date, sign and return the enclosed Proxy in the postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your Proxy.

                                     (LOGO)

                               EDMARK CORPORATION

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


     The enclosed Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on October 19, 1995, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Company first mailed this Proxy Statement to Shareholders on or about September 11, 1995. The share information in this Proxy Statement reflects a three-for-two stock split which became effective on August 3, 1995.


RECORD DATE AND OUTSTANDING SHARES


     Only Shareholders of record on the books of the Company at the close of business on August 31, 1995, will be entitled to notice of, and to vote at, the Annual Meeting. On that date there were issued and outstanding 6,584,334 shares of Common Stock.


SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by the Company.


     Any Shareholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's executive offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a Shareholder's proxy unless the Shareholder votes in person.


QUORUM AND VOTING

     Under Washington law and the Company's Articles of Incorporation, a quorum consisting of a majority of the shares eligible to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. Generally, action on any matter, other than the election of directors, is approved if the votes cast in favor of the action exceed the votes cast against it. Abstention from voting or nonvoting by brokers will have no effect since such actions do not represent votes cast by Shareholders. In any election of directors, the nominees elected are the nine individuals receiving the greatest number of votes cast by the shares entitled to vote. Any action other than a vote for a nominee will have the effect of voting against the nominee.


     If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions given. In the absence of instructions to the contrary, the shares will be voted in accordance with the Board of Directors' recommendations. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 31, 1995, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) certain of the Company's executive officers, and (iv) all directors and executive officers as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.


                                                                           SHARES        PERCENTAGE
                                                                        BENEFICIALLY         OF
                                 NAME                                      OWNED           CLASS
----------------------------------------------------------------------  ------------     ----------
Kleiner Perkins Caufield & Byers(1)...................................     847,020          12.9%
  2750 Sand Hill Road
  Menlo Park, CA 94025
Frances M. Conley(2)..................................................     684,000          10.4%
  Roanoke Investors' Limited Partnership
  c/o Roanoke Capital, Ltd.
  1111 Third Avenue, Suite 2220
  Seattle, WA 98101
Richard S. Thorp(3)...................................................     383,562           5.8%
  c/o Supertronix, Inc. 14624 - 4th South
  Seattle, WA 98168
Sally G. Narodick(4)..................................................     227,221           3.3%
Timothy Mott(5).......................................................      68,377           1.0%
Donna G. Stanger(6)...................................................      64,125             *
W. Hunter Simpson(7)..................................................      36,860             *
Harvey N. Gillis(8)...................................................      27,500             *
Daniel P. Vetras(9)...................................................      17,250             *
Paul N. Bialek(10)....................................................      11,625             *
Allen D. Glenn(11)....................................................       7,631             *
Allan Epstein(12).....................................................       6,562             *
Douglas J. Mackenzie..................................................           0             *
All directors and executive officers
  as a group (13 persons)(13).........................................   2,414,982          34.8%


---------------

  *  Less than 1%.

 (1) Includes 734,366 shares of Common Stock held by Kleiner Perkins Caufield & Byers VI, L.P. and 112,654 shares of Common Stock held by KPCB VI Founders Fund, L.P. The general partner of both Kleiner Perkins Caufield & Byers VI, L.P. and KPCB VI Founders Fund, L.P. is KPCB VI Associates, L.P.


 (2) All of these shares are held of record by Roanoke Investors' Limited Partnership ("Roanoke"). Ms. Conley, a director of the Company, is a shareholder, director and principal of Roanoke Capital, Ltd. ("Roanoke Capital"), the general partner of Roanoke. The only other shareholder, director and principal of Roanoke Capital is Gerald R. Conley, Ms. Conley's husband. Ms. Conley disclaims beneficial ownership of the shares that exceed her pro rata interest in Roanoke Capital.


 (3) Includes 500 shares held by Mr. Thorp's wife. Mr. Thorp disclaims beneficial ownership of those shares.

 (4) Includes 217,500 shares issuable upon exercise of options exercisable within 60 days of August 31, 1995.

 (5) All of these shares are held of record by Ironwood Capital ("Ironwood"). Mr. Mott, a director of the Company, is a general partner of Ironwood. Mr. Mott disclaims beneficial ownership of the shares that exceed his pro rata interest in Ironwood.

 (6) Includes 3,000 shares held by Ms. Stanger's children. Ms. Stanger disclaims beneficial ownership of those shares. Also includes 58,125 shares issuable upon exercise of options exercisable within 60 days of August 31, 1995.

 (7) Includes 3,000 shares held by Mr. Simpson's wife. Mr. Simpson disclaims beneficial ownership of those shares. Also includes 12,500 shares issuable upon exercise of options exercisable within 60 days of August 31, 1995.

 (8) Includes 1,250 shares issuable upon exercise of options exercisable within 60 days of August 31, 1995.

 (9) Represents 17,250 shares issuable upon exercise of options exercisable within 60 days of August 31, 1995.

(10) Represents 11,625 shares issuable upon exercise of options exercisable within 60 days of August 31, 1995.

(11) Includes 5,531 shares issuable upon exercise of options exercisable within 60 days of August 31, 1995.

(12) Represents 6,562 shares issuable upon exercise of options exercisable within 60 days of August 31, 1995.

(13) Includes 361,093 shares issuable upon exercise of options exercisable within 60 days of August 31, 1995.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     Based solely on its review of copies of reports made pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and written representations that no other reports were required, the Company believes that during the fiscal year ended June 30, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and 10 percent shareholders were satisfied except that one report, covering one transaction, was filed late by Richard Thorp, a director of the Company.

                       EXECUTIVE OFFICERS OF THE COMPANY

THE EXECUTIVE OFFICERS OF THE COMPANY ARE AS FOLLOWS:

            NAME                 AGE                               POSITION
    ---------------------        ----         --------------------------------------------------
    Sally G. Narodick             50          Chief Executive Officer and Chairman
    Paul N. Bialek                35          Vice President -- Finance and Administration,
                                              Chief Financial Officer, Treasurer and Secretary
    John R. Moore                 45          Vice President -- Operations
    Donna G. Stanger              52          Vice President -- Product Development
    Daniel P. Vetras              36          Vice President -- Consumer Sales

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS


     Mr. Bialek has been Vice President -- Finance and Administration and Chief Financial Officer since March 1995. From September 1993 to March 1995 he served as the Company's Director of Finance and Administration. Mr. Bialek has also been the Company's Treasurer since September 1993, and Secretary since March 1994. For the eleven years prior to joining the Company in September 1993, he was with KPMG Peat Marwick LLP, an international public accounting firm. He has a bachelor's degree in business administration from Seattle University and is a Certified Public Accountant.


     Mr. Moore has been Vice President -- Operations of the Company since June 1991. He has been with the Company since 1978 and has worked in all phases of the production, assembly and shipping segments of the Company's business.

     Ms. Stanger has been Vice President -- Product Development of the Company since November 1991. Prior to that she spent eight years at Sunburst Communications, an educational software publisher, where she managed a product development team focusing on the kindergarten through fifth grade market. She has a master's degree in education from the University of Minnesota, a bachelor's degree in education from Florida State University and 20 years of teaching experience.

     Mr. Vetras has been Vice President -- Consumer Sales of the Company since October 1993. From 1992 to July 1993, he was director for North American sales at Traveling Software, Inc., and from 1985 to 1992, he was with Lotus Development Corporation in a variety of sales management positions. He has a bachelor's degree in political science from American International College.

     There are no family relationships among the executive officers of the Company. The executive officers serve at the discretion the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE


     The following table sets forth certain information concerning the compensation paid or accrued for the fiscal years ended June 30, 1995, 1994 and 1993, to the Company's Chairman and Chief Executive Officer and the other executive officers of the Company who received compensation of at least $100,000 for services rendered to the Company in all capacities during the 1995 fiscal year (the "Named Executive Officers").


                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------
                                                      ANNUAL COMPENSATION         SHARES       ALL OTHER
                                        FISCAL     -------------------------    UNDERLYING    COMPENSATION
      NAME AND PRINCIPAL POSITION        YEAR      SALARY($)     BONUS($)(1)    OPTIONS(#)       ($)(2)
-----------------------------------     ------     ---------     -----------   ------------   ------------
Sally G. Narodick                        1995      $ 200,000      $ 100,000       37,500         $4,800
  Chairman and Chief Executive           1994      $ 135,000            -0-       15,000         $4,800
  Officer                                1993      $ 114,000            -0-          -0-         $4,800
Paul N. Bialek(3)                        1995      $  86,875      $  43,438       30,000            -0-
  Vice President -- Finance and          1994      $  51,917      $   7,500       37,500            -0-
  Administration, Chief Financial
  Officer, Treasurer and Secretary
Donna G. Stanger                         1995      $ 150,000      $  75,000       52,500            -0-
  Vice President -- Product              1994      $ 110,000      $  30,000       67,500            -0-
  Development                            1993      $  80,000            -0-          -0-            -0-
Daniel P. Vetras(4)                      1995      $  94,167      $  47,084          -0-            -0-
  Vice President -- Consumer Sales       1994      $  55,487      $  16,385       67,500            -0-

---------------


(1) The Compensation Committee of the Company's Board of Directors adopts a Management Incentive Award Program for certain key employees each year. That program establishes several performance targets and a cash bonus pool based on a percentage of the aggregate officer base salaries. All of the Named Executive Officers were eligible for bonuses under that program.


(2) All Other Compensation consists of an automobile allowance.

(3) Mr. Bialek joined the Company in September 1993.

(4) Mr. Vetras joined the Company in October 1993.

OPTION GRANTS IN FISCAL YEAR 1995

     The following table sets forth certain information with respect to stock options granted during the 1995 fiscal year to the Named Executive Officers.


                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                           % OF                                      ANNUAL RATES OF STOCK
                                       TOTAL OPTIONS    EXERCISE                     PRICE APPRECIATION FOR
                          OPTIONS       GRANTED TO         OR                            OPTION TERM(2)
                          GRANTED      EMPLOYEES IN    BASE PRICE   EXPIRATION   ------------------------------
        NAME              (#)(1)        FISCAL YEAR      ($/SH)        DATE      0% ($)    5% ($)     10% ($)
---------------------  -------------   -------------   ----------   ----------   ------   --------   ----------
Sally G. Narodick....      37,500           7.8%         $19.33        5/19/05    -0-     $455,870   $1,155,264
Paul N. Bialek.......       7,500           1.6%         $ 6.83       10/18/04    -0-     $ 32,215   $   81,639
                           22,500           4.7%         $14.67        3/17/05    -0-     $207,582   $  526,055
Donna G. Stanger.....      52,500          10.9%         $ 6.50         7/1/04    -0-     $214,610   $  543,865


---------------

(1) The options listed were granted under the Company's Stock Option Plan. The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant as determined by the Compensation Committee of the Company's Board of Directors and vest ratably over four years from the date of grant. To the extent not already vested, the options generally become fully vested and exercisable upon a change in control of the Company. The options have ten year terms.


(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rate of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.


OPTION EXERCISES IN FISCAL YEAR 1995 AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information concerning option exercises by the Named Executive Officers during the 1995 fiscal year. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 1995. Also reported are the values for "in-the-money" options, which values represent the positive spread between the exercise prices of those existing stock options and the fair market value of the Company's Common Stock as of June 30, 1995.

                                                                NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                NUMBER OF                            OPTIONS AT                 IN-THE-MONEY OPTIONS
                                 SHARES                          FISCAL YEAR END(#)           AT FISCAL YEAR END(1)($)
                               ACQUIRED ON    DOLLAR VALUE   ---------------------------   ------------------------------
            NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
----------------------------  -------------   ------------   -----------   -------------   -----------   ----------------
Sally G. Narodick...........     -0-             N/A           205,312         57,188      $ 5,078,594      $  697,031
Paul N. Bialek..............     -0-             N/A             9,375         58,125      $   190,625      $  995,625
Donna G. Stanger............     -0-             N/A            67,500        120,000      $ 1,562,188      $2,454,063
Daniel P. Vetras............      9,000         $ 58,500         7,875         50,625      $   161,438      $1,037,813

---------------

(1) These values represent the number of shares subject to in-the-money options multiplied by the difference between the closing bid price of the Company's Common Stock on June 30, 1995 ($26.83 per share), and the exercise price.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee is comprised of four nonemployee directors. The Committee is responsible for recommending to the Board of Directors compensation levels for the Chief Executive Officer, and for reviewing and approving compensation recommendations made by the Chief Executive Officer for all other officers, including the Vice Presidents named in the Summary Compensation Table.

     Compensation Policy. The Company's overall compensation policy is to provide competitive and incentive based compensation keyed to both individual and Company performance. In carrying out this policy, the Committee considers current corporate performance, the potential for future performance gains, whether Shareholder value has been or will be enhanced, and competitive market conditions for executives. Those factors are evaluated and considered for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. The Company's compensation package for its officers includes both short-term and long-term features in the form of base salary, variable compensation keyed to Company performance and stock options which are granted periodically at the discretion of the Committee. Base salary and variable compensation award targets for executive officers are determined at the beginning of the fiscal year, and individual variable compensation awards are made after the fiscal year based on performance for the prior year.


     Base Salary is targeted within the competitive range for executives in similar positions at local, regional and national software companies having similar revenues and numbers of employees. The Committee also considers the compensation levels paid by direct competitors in the early childhood and educational software fields, including some of the companies listed in Hambrecht & Quist's Technology Index referenced in the Performance Graph on page 7. Salaries for all officers are reviewed by the Committee at least annually and, for officers other than the Chief Executive Officer, may be increased or decreased at that time based on recommendations made by the Chief Executive Officer and on the Committee's assessment of how the respective individual contributes to the Company, as well as increases in competitive pay levels reflected in local, regional and national salary survey information reviewed by the Committee. In determining how the officer contributes to the Company, the Committee considers current corporate performance, including timely development of quality software products, market reception to new products, sales growth, market position and brand identity for quality educational products. The Committee also considers the potential for future performance gains. The Committee has neither set targets related to these factors nor has it attributed any specific weight to them for purposes of determining base salaries.

     Variable Compensation Keyed to Company Performance for officers is intended to reflect the Company's belief that management's contribution to short-term and long-term Company performance comes, in part, from providing a form of "at risk cash incentive award" based on the achievement of pre-established financial targets relative to the Company's budget. Accordingly, a Management Incentive Award Program is adopted each year by the Committee, subject to approval by the Board of Directors. That Program establishes several performance targets and a cash bonus pool based on a percentage of the aggregate officer base salaries. The Committee believes that the Management Incentive Award Program provides an appropriate link between Company performance and compensation incentives paid to officers. Since the performance targets are based on budgeted financial performance, the Program also serves to measure the achievement of corporate goals, such as the Company's progress on its strategic plan, timely development and market reception of new products, sales growth and profitability. The Committee has not attributed any specific weight to these factors.

     Generally, awards are made under the Program only if the Company's performance targets are achieved. The specific amount of an individual award is dependent upon the officer's relative performance during the prior fiscal year. The Committee does not independently measure performance of officers, but relies on allocation recommendations from the Chief Executive Officer, including her assessment of the officer's individual contribution toward meeting the performance targets. For the past fiscal year, the performance targets were met. The bonus amounts for all officers ranged from $33,000 to $100,000. A bonus in the amount of $47,084 was also made to the Vice President-Consumer Sales under an incentive compensation arrangement dependent on actual sales in relation to pre-established quarterly sales goals.


     Stock Options. Under the Company's Stock Option Plan, the Company has reserved for issuance a maximum of 1,575,000 shares of Common Stock. Compensation Committee members are not eligible to receive options under the Plan. Subject to the terms of the Plan, the Committee determines the terms and conditions of options granted under the Plan, including the exercise price. The exercise price of nonqualified stock options may not be less than the fair market value per share of common stock on the date of grant, as determined by the Committee. It has been the practice of the Committee to grant options with an exercise price equal to the closing bid price of the Company's Common Stock as reported on the Nasdaq National Market as of the date of grant. Therefore, stock options will only have value to recipients if value is created for Shareholders through increases in the Company's stock price. It has been the practice of the Committee to grant stock options which vest ratably over a four year period from the date of grant. Option awards for officers other than the Chief Executive Officer are based on recommendations made by the Chief Executive Officer and on the Committee's assessment of how the respective individual contributes to the Company. The factors considered in this assessment are identical to those set forth in the base salary paragraph above. The Committee has not attributed any specific weight to these factors. The Committee also reviews prior option grants in determining current awards under the Plan. The Committee believes that stock options provide an incentive for officers and allow the Company to attract and retain management.



     As of July 14, 1995, the Company had outstanding options to purchase an aggregate of 1,067,962 shares of Common Stock under the Plan at a weighted average exercise price of $7.22 per share, 435,187 of which were exercisable within 60 days of July 14, 1995. Options to purchase 134,438 shares under the Plan had been exercised as of July 14, 1995.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The increase in Mrs. Narodick's compensation for the 1995 fiscal year was based on her significant contributions during the prior year to the Company's progress on its strategic plan, including timely and continued development of quality software products, market reception to new products, sales growth, establishment of market position and brand identity for quality educational products, and improvement in corporate administration. The foregoing factors, which reflect both individual performance and the overall performance of the Company, are not specifically weighted, but are considered as a whole and applied to the Chief Executive Officer along with consideration of the competitive mean for direct competitors in the early childhood and educational software fields.

     The Committee believes the Company has an appropriate mix of short-term and long-term incentives to attract high quality executive officers and to reward them for continued, loyal service to the Company.

July 14, 1995                             COMPENSATION COMMITTEE

                                          W. Hunter Simpson (Chair)
                                          Frances M. Conley
                                          Harvey N. Gillis
                                          Douglas J. Mackenzie

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return to Shareholders on the Common Stock of the Company with the cumulative total return of the H & Q Technology Index and the Nasdaq Stock Market-U.S. Index during the last five years ended June 30, 1995.

      Measurement Period                           H&Q Tech-     Nasdaq Stock
    (Fiscal Year Covered)        Edmark Corp.       nology        Market-U.S.
Jun-90                                     100             100             100
Jun-91                                   93.32          100.60          105.89
Jun-92                                  204.41          114.31          127.17
Jun-93                                  524.35          139.66          159.89
Jun-94                                  382.15          141.70          161.50
Jun-95                                 1435.30          237.29          215.33

     Assumes $100 invested on June 30, 1990 in Common Stock, the H & Q Technology Index and the Nasdaq Stock Market-U.S. Index, with all dividends reinvested. Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance. Information before November 1991, when the Company's Common Stock was accepted for listing on Nasdaq, is based on quotations from the National Quotation Bureau's Pink Sheets as published in the Journal American, Bellevue, Washington.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     All nine nominees for election to the Board of Directors are members of the current Board of Directors.

     The Board of Directors has unanimously approved the nominees, who upon election, will hold office for a term of one year and until their successors are duly elected and qualified. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote the shares represented by properly executed proxies for the nine nominees of the Board of Directors named on the following pages. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

     The names of the Board's nominees for directors of the Company are as follows:


                         DIRECTOR                  PRINCIPAL OCCUPATION AND BUSINESS
     NAME AND AGE         SINCE                    EXPERIENCE FOR THE PAST FIVE YEARS
----------------------   --------       --------------------------------------------------------
Frances M. Conley          1992         Ms. Conley is a shareholder, director and principal of
  Age 52                                Roanoke Capital, Ltd., the general partner of Roanoke
                                        Investors' Limited Partnership, a venture capital
                                        limited partnership. She has a master's degree in
                                        business administration from the Harvard Graduate School
                                        of Business Administration and a master's degree and a
                                        bachelor's degree in music from Emmanuel College. Ms.
                                        Conley serves on the boards of directors of Cutter Buck
                                        Inc. and Data I/O Corporation.


Allan Epstein              1992         Mr. Epstein is President and Chief Executive Officer of
  Age 44                                Orthopedic Systems, Inc., a developer and manufacturer
                                        of orthopedic soft goods, operating room equipment and
                                        diagnostic instruments. From 1988 to 1991, he was
                                        President and Chief Executive Officer of Accolade, Inc.,
                                        a developer and publisher of entertainment software for
                                        computers and video games. He has a bachelor's degree in
                                        industrial engineering from Cornell University.

Harvey N. Gillis           1990         Mr. Gillis is Senior Vice President of Finance and
  Age 49                                Administration and Chief Financial Officer for Advanced
                                        Technology Laboratories, Inc., a developer, manufacturer
                                        and distributor of diagnostic medical ultrasound
                                        systems. From 1991 to 1992, he served as Senior Vice
                                        President of Finance and Administration and Chief
                                        Financial Officer for NeoPath, Inc., a medical
                                        technology company. Prior to 1991, he served as Chief
                                        Operating Manager for Samuel Stroum Enterprises, a
                                        private investment firm. He has a master's degree in
                                        business administration, finance & systems analysis, and
                                        a master's degree in operations research from Stanford
                                        University and a bachelor's degree in chemical
                                        engineering from Carnegie-Mellon University. Mr. Gillis
                                        serves as a director of Digital Systems International,
                                        Inc.

                         DIRECTOR                  PRINCIPAL OCCUPATION AND BUSINESS
     NAME AND AGE         SINCE                    EXPERIENCE FOR THE PAST FIVE YEARS
----------------------   --------       --------------------------------------------------------
Dr. Allen D. Glenn         1990         Dr. Glenn has been Dean of the College of Education and
  Age 53                                Professor of Curriculum and Instruction at the
                                        University of Washington since 1989. Prior to that, he
                                        served for 18 years on the faculty and administration of
                                        the University of Minnesota before joining the faculty
                                        of the University of Washington. He has a Ph.D. and a
                                        master's degree in education from the University of
                                        Michigan, a master's degree in political science from
                                        Kansas State Teachers College and a bachelor's degree in
                                        political science and history from Ottawa University.
Douglas J. Mackenzie       1994         Mr. Mackenzie has been with Kleiner Perkins Caufield &
  Age 35                                Byers, a venture capital partnership, for over five
                                        years and most recently as a general partner. He has a
                                        master's degree in business administration from the
                                        Harvard Graduate School of Business Administration and
                                        holds a bachelor's degree in economics and a master's
                                        degree in industrial engineering from Stanford
                                        University. Mr. Mackenzie serves on the boards of
                                        directors of several private technology-based companies.
Timothy Mott               1994         Mr. Mott is a general partner of Ironwood Capital, a
  Age 46                                venture capital partnership. Mr. Mott was Chairman of
                                        the Board of Directors of Macromedia, Inc., from 1992 to
                                        1995 and was Chief Executive Officer of Macromedia,
                                        Inc., (and its predecessor corporations, MacroMind and
                                        MacroMind/Paracomp) from 1990 to 1992. Mr. Mott was a
                                        co-founder of Electronic Arts, Inc., an entertainment
                                        software company, where he was employed from 1982 to
                                        1990 in a variety of capacities, including Senior Vice
                                        President of Business Development and Managing Director
                                        of Electronic Arts (UK) Limited. He has a bachelor's
                                        degree in computer science from Manchester University.
                                        Mr. Mott serves as a director of Electronic Arts.
Sally G. Narodick          1989         Mrs. Narodick has been Chairman and Chief Executive
  Age 50                                Officer of the Company since November 1989 and a
                                        director since April 1989. Immediately prior to joining
                                        the Company, she was co-founder of Narodick, Ross &
                                        Associates, a financial and marketing consulting company
                                        specializing in emerging businesses. Prior to 1987, she
                                        was a Senior Vice President with Seafirst Corporation, a
                                        commercial banking institution, serving as Corporate
                                        Controller and as District Manager in charge of business
                                        and personal banking. She has a master's degree in
                                        teaching from Columbia University, a master's degree in
                                        business administration from New York University and a
                                        bachelor's degree from Boston University. Mrs. Narodick
                                        serves on the board of trustees of Lakeside School and
                                        serves as chair of its Education Committee and on its
                                        Technology Committee. Mrs. Narodick serves on the boards
                                        of directors of Penwest Corporation and Washington
                                        Energy Corporation.

                         DIRECTOR                  PRINCIPAL OCCUPATION AND BUSINESS
     NAME AND AGE         SINCE                    EXPERIENCE FOR THE PAST FIVE YEARS
----------------------   --------       --------------------------------------------------------
W. Hunter Simpson          1989         Mr. Simpson is the former President and Chief Executive
  Age 68                                Officer of Physio Control Corporation, where he was
                                        employed from 1966 to 1986. He has a bachelor's degree
                                        in business administration from the University of
                                        Washington. Mr. Simpson serves on the Boards of
                                        Directors of Itron Corporation and Data I/O Corporation
                                        and is a Director of the Washington Research Foundation
                                        and of KCTS public television. He has also served on the
                                        Board of Regents of the University of Washington.

Richard S. Thorp           1988         Mr. Thorp has been President of Shannon Industrial,
  Age 61                                Inc., an electronics distribution business, and
                                        President of Supertronix, Inc., a retail electronics
                                        supplier for over five years.


INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     Directors hold office until the next Annual Meeting of Shareholders of the Company or until their successors have been elected and qualified.

     The Board of Directors of the Company held a total of six meetings during the fiscal year ended June 30, 1995. The Board has an Audit Committee, a Compensation Committee, and a Nominating Committee. The Audit Committee met two times, the Compensation Committee met three times, and the Nominating Committee met one time during the fiscal year ended June 30, 1995. During the last fiscal year each current director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees to which he or she was assigned.


     The Audit Committee generally selects the Company's independent auditors, subject to ratification by Shareholders, and considers related scope and fee arrangements. Current members of the Audit Committee are Harvey N. Gillis (Chair), Allan Epstein, Dr. Allen D. Glenn and Richard S. Thorp. The Compensation Committee generally recommends the framework for establishing officer compensation and reviews and recommends officer salary levels and variable compensation awards. That committee also administers the Company's Stock Option Plan. Current members of the Compensation Committee are W. Hunter Simpson (Chair), Frances M. Conley, Harvey N. Gillis and Douglas J. Mackenzie. The Nominating Committee is primarily responsible for recommending candidates for the Board of Directors to be elected by Shareholders of the Company. Current members of the Nominating Committee are Harvey N. Gillis (Chair), Allan Epstein, Sally G. Narodick, W. Hunter Simpson and Timothy Mott. The Nominating Committee will consider nominees recommended by Shareholders. Suggestions may be submitted to the Secretary of the Company.


COMPENSATION OF DIRECTORS


     The Company has not paid cash fees to directors of the Company for their services as directors. Beginning in the 1996 fiscal year, non-employee directors will be paid a fee of $500 for each Board meeting and for each separate Committee meeting attended. Employee directors will not be paid any fees for those services. All directors are entitled to reimbursement for expenses incurred in traveling to and from Board and Committee meetings.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

          PROPOSAL NO. 2: AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN

STOCK OPTION PLAN

     General. The Company's Stock Option Plan was approved and adopted by the Company's Board of Directors and Shareholders on September 1, 1988 and November 21, 1988, respectively. The Company has reserved for issuance a maximum of 1,575,000 shares of Common Stock under the Option Plan. The Option

Plan permits the granting of incentive stock options ("ISOs") or nonqualified stock options at the discretion of the Compensation Committee of the Board of Directors to eligible key employees, managers or officers of the Company or any subsidiary of the Company. Options granted under the Option Plan are not transferable and are granted for a period of 10 years. To the extent not already exercisable, the options generally become exercisable pursuant to the terms of the Option Plan upon the sale of the Company or upon the sale of substantially all of its assets. The Option Plan is administered by the Compensation Committee. While serving on the Compensation Committee, members are not eligible to receive any options. Subject to the terms of the Option Plan, the Compensation Committee determines the terms and conditions of options granted under the Option Plan, including the exercise price. The exercise price for options granted under the Option Plan may not be less than the per share fair market value at the date of grant. The term of any ISO granted to a person who owns more than 10 percent of the outstanding Common Stock of the Company may not exceed five years and the exercise price must be not less than 110% of the fair market value per share of the Common Stock at the date of grant. Unless otherwise provided by the Compensation Committee, the Option Plan provides for options to vest 30%, 65% and 100% on the first, second and third anniversaries of the date of the grant, respectively. It has been the recent practice of the Compensation Committee to grant stock options that vest ratably over a four-year period from the date of grant.


     Federal Income Tax Consequences. This summary of federal income tax consequences addresses the tax consequences of both ISOs and nonqualified options.


     Holders of ISOs do not recognize income upon the grant or exercise of an ISO. Upon exercise, however, the difference between the purchase price of shares subject to an ISO and the fair market value of such shares at the date of exercise of the ISO will be treated as an item of tax preference for the purpose of calculation of the alternative minimum tax. The holder will recognize capital gain or loss upon a subsequent sale or other disposition of shares acquired by exercise of an ISO. An optionee's tax basis in shares issued on exercise of an ISO for which the option price is paid in cash will be equal to the cash paid. If the option price is paid by surrendering previously held shares, the tax basis will generally be the basis of those shares. The maximum rate on ordinary income is generally 39.6% in 1993 and thereafter. Long-term capital gains are taxed at a 28% maximum rate. Beginning January 1,1993, the maximum alternative minimum tax was increased to 28% and the exemption amount ($45,000 for joint returns, $33,750 for single returns and $22,500 for married taxpayers filing seperately) was reduced 25 cents for each $1.00 by which alternative minimum taxable income exceeds $150,000 for joint returns ($112,500 for single returns and $75,000 for married taxpayers filing seperately). For taxable years beginning after 1986, the portion of a taxpayer's minimum taxable income attributable to certain items of tax preference (including the spread upon the exercise of an ISO) can be credited against the taxpayer's regular liability in later years to the extent that liability exceeds the alternative minimum tax.


     The federal income tax treatment of nonqualified options differs significantly from the treatment of ISOs. Holders of nonqualified options will recognize no taxable income upon the grant of those options. Upon exercise of a nonqualified option, however, an optionee must recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the amount the optionee pays for the shares. When an optionee subsequently sells shares of shock acquired under a nonqualified option, an amount equal to the difference between the amount realized upon the sale and the optionee's basis for the shares will generally be realized as capital gain or loss. The optionee's basis in the shares will be equal to the amount paid plus the amount of taxable ordinary income realized on exercise of the option. If otherwise deductible as compensation, the Company will receive a deduction at the same time and in the same amount as the optionee recognizes ordinary taxable income on account of any option.

     Proposed Amendments. On July 14, 1995, the Board of Directors of the Company adopted, subject to Shareholder approval, an amendment to the Option Plan to increase the number of shares available under the Option Plan from 1,575,000 to 1,950,000 by reserving an additional 375,000 shares of Common Stock for issuance pursuant to options granted under the Option Plan. In addition, the Board of Directors voted to expand the group of employees eligible for awards under the Option Plan to include any employee of the Company. As such, recipients of options will not need to be designated as "key" employees or be categorized as managers or officers of the Company in order to participate in the Option Plan.

     These amendments to the Plan are prompted by the Company's continued growth and desire to provide equity-based compensation to a broader group of employees who may contribute to the day-to-day operations of the Company. The Board of Directors also believes that the additional options would promote the interests of the Company and its Shareholders by assisting the Company in attracting, retaining and stimulating the performance of officers, managers and selected employees. The closing bid price of the Company's Common Stock on August 31, 1995 was $40.00 per share. It has been the recent practice of the Compensation Committee to use the closing bid price as the measure of the fair market value of the Company's Common Stock under the Option Plan.



     In addition to other conforming modifications to the Company's Stock Option Plan, the proposed amendments to the Option Plan generally may be summarized as follows:


        Section 2.g. of the Option Plan would be amended to change the definition of "Employee" to mean any person employed by the Company or its present or future subsidiaries.

        The first Paragraph of Section 3 of the Option Plan would be amended to increase the number of shares available for options under the Plan from 1,575,000 to 1,950,000.


     The Option Plan has been restated and is set forth as Exhibit A to this Proxy Statement.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENTS TO THE OPTION PLAN.

       PROPOSAL NO 3: TO APPROVE THE EDMARK CORPORATION 1995 STOCK OPTION
                        PLAN FOR NON-EMPLOYEE DIRECTORS


     The 1995 Non-Employee Directors' Stock Option Plan (the "Plan") was adopted by the Company's Board of Directors on August 28, 1995, subject to approval by the Shareholders. If Shareholder approval is obtained, the Plan will become effective on the date of the Annual Meeting.



     The principal features of the Plan are summarized below. The summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit B to this Proxy Statement.


GENERAL

     The purposes of the Plan are to promote the long-term success of the Company by creating a long-term mutuality of interests between the non-employee directors and the Shareholders, to provide an additional inducement for the non-employee directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as directors of the Company.

     The aggregate number of shares which may be issued, and as to which stock options may be granted, under the Plan is 120,000 shares of the Company's Common Stock, subject to proportionate adjustment in the event of stock splits and similar events. If any stock option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to the stock option will again be available for purposes of the Plan.

ADMINISTRATION

     The Plan is required to be administered by a Committee appointed by the Board of Directors and consisting of not less than two members of the Board. The Board has appointed the Compensation Committee as the committee to administer the Plan.

     The Compensation Committee has the power to interpret the Plan and to prescribe rules, regulations and procedures in connection with the operation of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, are subject to the determination of the Compensation Committee, which will be final and binding.

     Notwithstanding the discretion to administer the Plan granted to the Compensation Committee, the selection of the directors to whom stock options are to be granted, the timing of stock option grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option are as set forth in the Plan. The Compensation Committee has no discretion as to these matters.


STOCK OPTIONS


     On the third business day following the day of each Annual Meeting of Shareholders in the years 1995 through 2004, each person who is then a member of the Board of Directors of the Company and who is not then an employee of the Company or any of its subsidiaries will be granted a "nonstatutory stock option" to purchase 2,000 shares of the Company's Common Stock. A nonstatutory stock option is a stock option which does not qualify under Section 422 or 423 of the Internal Revenue Code of 1986 (the "Code"). If the number of shares remaining available for the grant of stock options under the Plan on one of such days is not sufficient for each non-employee director to be granted an option for 2,000 shares, then each non-employee director will be granted an option for a number of whole shares equal to the number of shares then remaining available under the Plan divided by the number of non-employee directors, disregarding any fraction of a share.


     The option price for each stock option will be the fair market value of the Company's Common Stock on the date the stock option is granted. Fair market value, for this purpose, will generally be the mean between the highest and lowest sale price per share of the Common Stock as reported on the Nasdaq National Market on the date of grant. The grant of each stock option will be confirmed by a stock option agreement between the Company and the grantee.



     No stock option may be exercised during the first six months of its term except in the event of the death of the optionee or unless the exercise date of the stock option has been accelerated upon the occurrence of one or more of the events described under "Acceleration of Options in Certain Events" below. No stock option may be exercised after the expiration of ten years from the date of grant. A stock option, to the extent exercisable, may be exercised in whole or in part at any time.


     If an optionee's service as a director terminates for any reason other than resignation, removal for cause or death, any outstanding stock option will be exercisable (but only if exercisable by the director immediately prior to ceasing to be a director) at any time prior to the expiration date of the stock option or within three years after the optionee ceases to be a director, whichever is the shorter period. If a director resigns or is removed from office for cause, any outstanding stock option which is not exercisable will terminate and any outstanding stock option which is exercisable must be exercised prior to the expiration date of the stock option or within three months after the optionee ceases to be a director, whichever is the shorter period. Following the death of an optionee during service as a director, any outstanding stock option held by the optionee at the time of death (whether or not exercisable by the optionee immediately prior to death) will be exercisable by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within three years after the date of death of the optionee, whichever is the shorter period.

     The option price for each stock option will be payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Company previously owned shares of the Company's Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash and no shares of Common Stock which have been held less than six months may be delivered in payment of the option price. The Company will cooperate with any person exercising a stock option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the stock option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person.


     No stock option granted under the Plan is transferable other than by will or by the laws of descent and distribution, and a stock option may be exercised during an optionee's lifetime only by the optionee or the optionee's guardian or legal representative. These restrictions on transferability will not, however, apply to the extent the restrictions are not at any time required for the grant of stock options under the Plan to qualify for the exemption under Rule 16b-3 under the Securities Exchange Act.

     Subject to the foregoing and the other provisions of the Plan, any stock options granted under the Plan may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the stock option agreement.

ACCELERATION OF OPTIONS IN CERTAIN EVENTS

     The Plan provides that all outstanding stock options granted under the Plan will become immediately and fully exercisable upon the occurrence of one or more events described in Section 6 of the Plan ("Section 6 Events"). A Section 6 Event is deemed to have occurred, with certain exceptions, when

     (i) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities representing 30% or more of the voting power of the Company,

     (ii) a tender offer is made to acquire securities of the Company entitling the holders thereof to 30% or more of the voting power of the Company,

     (iii) a solicitation subject to Rule 14a-11 under the Securities Exchange Act (or any successor Rule) relating to the election or removal of 50% or more of the Board or any class of the Board is made by any person other than the Company or less than 51% of the members of the Board are Continuing Directors (as defined below), or


     (iv) the shareholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to the transaction will not hold, directly or indirectly, immediately following the transaction a majority of the voting power of (i) in the case of a merger or consolidation, the surviving or resulting corporation,
           (ii) in the case of a share exchange, the acquiring corporation or
           (iii) in the case of a division or sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction.


     A "Continuing Director" means a director of the Company who either (i) was a director of the Company on the effective date of the Plan or (ii) is an individual whose election, or nomination for election, as a director of the Company was approved by a vote of at least two-thirds of the directors then still in office who were Continuing Directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company which would be subject to Rule 14a-11 under the Securities Exchange Act (or any successor Rule).

POSSIBLE ANTI-TAKEOVER EFFECT

     The provisions of the Plan providing for the acceleration of the exercise date of stock options upon the occurrence of a Section 6 Event may be considered as having an anti-takeover effect.

MISCELLANEOUS


     The Board of Directors may amend or terminate the Plan at any time, provided that no such termination will terminate any outstanding stock option and provided further that no amendment of the Plan may (i) be made without shareholder approval if shareholder approval of the amendment is at the time required under Rule 16b-3 (or any successor Rule) or by the rules of the Nasdaq National Market or any stock exchange on which the Company's Common Stock may then be listed, (ii) amend more than once every six months the provisions of the Plan relating to the selection of the directors to whom stock options are to be granted, the timing of stock option grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option other than to comport with changes in the Code or the rules and regulations thereunder or
(iii) otherwise amend the

Plan in any manner that would cause stock options under the plan not to qualify for the exemption provided by Rule 16b-3 (or any successor Rule). No amendment or termination of the Plan may, without the written consent of the holder of a stock option theretofore granted under the Plan, adversely affect the rights of the holder with respect to the stock option.

     Notwithstanding the preceding paragraph, the Board of Directors has the power to amend the Plan in any manner deemed necessary or advisable for stock options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor Rule), and any such amendment will, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options theretofore granted under the Plan.

SECTION 16(B) UNDER THE SECURITIES EXCHANGE ACT

     Directors of the Company are subject to Section 16(b) of the Securities Exchange Act. Under Release 34-28869, Rule 16b-6 and Rule 16b-3 of the Securities and Exchange Commission presently applicable to the Plan,

     (i) the grant of a stock option to a director under the Plan is not considered a purchase of the Company's Common Stock for Section 16(b) purposes,

     (ii) the delivery to the Company of shares of previously owned Common Stock by a director in payment of the option price upon exercise of a stock option granted under the Plan is not considered a sale of the shares delivered for Section 16(b) purposes, and


     (iii) the acquisition of shares of the Company's Common Stock by a director upon exercise of a stock option granted under the Plan is not considered a purchase for Section 16(b) purposes unless the shares acquired upon exercise are disposed of within six months of the date of grant; except that a purchase for Section 16(b) purposes is considered to be involved upon exercise of a stock option granted under the Plan if on the date of exercise the fair market value of the shares acquired is less than the option price paid for the shares.


FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of nonstatutory stock options under present law.

     A director does not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option.

     Upon the exercise of a nonstatutory stock option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation received in the year of exercise.

     If the option price is paid in whole or in part in shares of the Company's Common Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, is generally treated as compensation received on the date of exercise.


     Directors are subject to a special Federal income tax rule upon the exercise of a nonstatutory stock option (i) if the exercise is within six months of the date of grant, or (ii) in the event the fair market value of the shares acquired is less than the option price on the date of exercise. In these situations, unless an election provided for in Section 83(b) of the Code is made to be taxed as of the date of exercise, the amount taxable as provided above is determined instead as of the date of expiration of the period following exercise during which the sale of the shares received could subject the director to liability under Section 16(b) of the Securities Exchange Act. The "fair market value" of shares, as used in this discussion of Federal income tax consequences, is determined without regard to the fact that the director is a person subject to Section 16(b).

     In each instance that an amount is treated as compensation received, the Company generally is entitled to a corresponding deduction in the same amount for compensation paid.


     The acceleration of the exercise date of a stock option or the exercise of a stock option following the occurrence of a Section 6 Event, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the optionee on certain amounts associated with the stock option, and (ii) the loss of the compensation deduction which would otherwise be allowable to the Company.


           PROPOSAL NO 4: AMENDMENT TO THE ARTICLES OF INCORPORATION
            TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY


     On July 14, 1995, the Board of Directors adopted a resolution proposing that the Company's Articles of Incorporation be amended to increase the aggregate number of shares of Common Stock that the Company is authorized to issue from 10,000,000 to 30,000,000 shares. The proposed amendment is contained in the following resolution that is to be acted upon by the Shareholders:



     Resolved, that the second paragraph of Article IV of the Company's Articles of Incorporation is hereby amended to read in its entirety as follows:


                                   ARTICLE IV

        The aggregate number of shares which the corporation shall have the authority to issue is 30,000,000 shares of no par common stock.


     The Board of Directors considers the proposed amendment to be in the best interests of the Company. At the present time, there are 6,584,334 shares of Common Stock outstanding. Approval of the amendment would allow the Company to have a larger number of shares available for use in future situations including stock dividends, stock splits, acquisitions and other corporate purposes.



     The affirmative vote of the holders of a majority of the Company's Common Stock outstanding and entitled to vote is required for the adoption of the proposed amendment.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.

             PROPOSAL NO 5: RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP ("KPMG") as auditors of the Company for the fiscal year ending June 30, 1996. KPMG has audited the accounts of the Company since 1987. Representatives of KPMG are expected to attend the meeting and will have the opportunity to make a statement and to respond to appropriate questions from Shareholders. In the event Shareholders do not ratify the appointment by a majority of the votes cast, represented in person or by proxy, the selection of auditors will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG AS AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the Shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.


     Copies of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1995 are being mailed to Shareholders together with this Proxy Statement, the Proxy and the Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Secretary of the Company, 6727-185th Avenue N.E., Redmond, Washington 98052.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING


     Proposals for Shareholder action which eligible Shareholders wish to have included in the Company's Proxy Statement mailed to Shareholders in connection with the Company's 1995 Annual Meeting must be received by the Company at its offices on or before May 14, 1996.


By Order of the Board of Directors,

(SIG)


Paul N. Bialek


Secretary
Redmond, Washington

September 11, 1995

                                                                       EXHIBIT A

                              EDMARK CORPORATION*

                               STOCK OPTION PLAN
                         (RESTATED AS OF JULY 14, 1995)


     1. PURPOSE OF THE PLAN. The purpose of this Restated Stock Option Plan is to provide for supplementary compensation for past services and an incentive and reward to selected [eligible key] employees, managers and officers of the EDMARK
          --------
CORPORATION ("Company") or any subsidiary of the Company. The Company's goal is to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to such selected [key] employees,
                                                     --------
managers and officers and promote the success of the Company's business.


     2. DEFINITIONS. As used herein, the following definitions shall apply:


          a. "Plan" shall mean this Stock Option Plan for selected [key]
                                                          --------
     employees, managers and officers of the Company, as the same may be amended from time to time.


          b. "Board" shall mean the Board of Directors of the Company.

          c. "Taxable Year" shall mean the fiscal year of the Company.

          d. "Common Stock" shall mean the common stock of the Company.

          e. "Company" shall mean the EDMARK CORPORATION, a Washington corporation.

          f. "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Section 4(a) of the Plan.

          g. "Employee" shall mean any person (including any person who may be an officer or director) employed by the Company or its present or future subsidiaries [whom the Committee may determine to be a key employee, key managerial personnel or key officer].

          h. "Option" shall mean any stock option granted pursuant to the Plan. An Option granted under this Plan shall be a Non-qualified Stock Option unless it meets the qualifications for an Incentive Stock Option as specified under the Plan and is so designated by the Committee.

          i. "Incentive Stock Option" shall mean a Stock Option conforming to the applicable provisions of Section 422A of the Internal Revenue Code.

          j. "Optioned Shares" shall mean stock subject to an Option granted pursuant to this Plan.

          k. "Participant" shall mean an Employee who receives a Stock Option.

          l. "Share" shall mean the Common Stock of the Company.

          m. "Ten Percent Shareholder" shall mean any direct or indirect owner of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing parent or subsidiary of the Company.

          n. "Net Income" shall mean the income before taxes of the Company computed by its independent public accountant.

          o. "Fair Market Value" shall be determined by the Committee.


     3. STOCK SUBJECT TO OPTIONS. Except as otherwise provided in Section 16, the maximum aggregate number of Shares which may be optioned and sold pursuant to the Plan is 1,950,000 [1,575,000] Shares, which will be authorized, but
               ---------
unissued.


---------------

* Proposed changes have been underlined and proposed deleted language is shown in brackets.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unissued Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options under the Plan.

     4. ADMINISTRATION OF THE PLAN.

     a. Appointment of Committee. The Plan shall be administered by a stock option committee consisting of three or more members. No member of the Committee is eligible to receive options while serving on the Committee, and each member shall be a disinterested person within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. Members of the Committee shall be appointed by the Board and shall serve until their resignation or removal. The Board may remove members, with or without cause, at any time, and may also fill any vacancies.


     b. Procedure. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary to keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.


     c. Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have authority:

          (1) To determine the fair market value of the Shares covered by each Option, the Employees to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option;

          (2) To interpret the Plan;

          (3) To prescribe, amend and rescind rules and regulations relating to the Plan;

          (4) To determine the terms and provisions of each Option granted under the Plan (which need not be identical), and with the consent of the holder thereof, to modify or amend each Option;

          (5) To determine whether the Option price is payable in money or in stock of the Company;

          (6) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee;


          (7) To designate an Option as either an Incentive Stock Option or a Non-qualified Stock Option; and



          (8) To make all other determinations deemed necessary or advisable for the administration of the Plan.


     d. Liability. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or her or on his or her behalf or in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

     e. Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants and any other holders of any Options granted under this Plan.

     5. ELIGIBILITY. Options may be granted only to Employees, including Employees who are directors or officers of the Company. An Employee who has been granted an Option award may, if he is otherwise eligible, be granted additional Option awards.

     Notwithstanding any provision to the contrary, in this Section 5, no Employee may be granted an Incentive Stock Option under this Plan if the Employee, at the time the Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any then existing parent or subsidiary of the Company unless at the time the Incentive Stock Option is granted the Incentive Stock Option price is at least 110 percent of the fair market value of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date that the Incentive Stock Option is granted and the Incentive Stock Option conforms to all other applicable provisions of Section 422A of the Internal Revenue Code and Treasury Regulations thereunder.

     6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board or its approval or ratification by vote of the holders of a majority of the outstanding Shares entitled to vote on the adoption of the Plan, whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

     7. TERM OF OPTION. The term of each Option granted under the Plan shall be determined by the Committee, however, it shall not exceed ten (10) years from the date of grant or five (5) years from the date of grant for a Ten Percent Shareholder in the case of an Incentive Stock Option.

     8. OPTION PRICE. The Option price shall be the fair market value of the Shares at the time the Option is granted; provided that the Option price for shares to be issued pursuant to any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110 percent of the fair market value of the Shares at the time the Incentive Stock Option is granted.

     9. AGGREGATE VALUE. The aggregate fair market value (determined as of the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan, and all other incentive stock option plans of the Company and any parent or subsidiary of the Company) shall not exceed $100,000.

     10. VESTING OF OPTION. Options shall vest in accordance with the following schedule (unless the Committee establishes another schedule):

                             YEARS FOLLOWING                PERCENT OF OPTION
                          GRANT OF OPTION AWARD             AWARD EXERCISABLE
                ------------------------------------------  -----------------
                After Year 1..............................          30
                After Year 2..............................          65
                After Year 3..............................         100

     The vested portion of an Option award shall be exercisable at any time (but no later than the end of the option period determined pursuant to Section 7 above), subject, however, to all other terms of the Plan and of the Option granted to Participant. An Option may not be exercised for fractional shares of the Company.

     In the event the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or Shares by means of a sale, reorganization, liquidation, or otherwise, all Options shall become immediately exercisable with respect to the full number of Shares subject to those Options. All Options not exercised prior to consummation of any such agreement shall terminate.

     If a Participant dies or his or her employment is terminated due to his or her permanent disability (as determined by the Committee) his or her Optioned Shares shall become 100 percent vested, if not already so vested under this Section.

     11.  EXERCISE OF OPTION.


     a. Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of exercise of the Option except as provided in
Section 16 of the Plan.

     Notwithstanding any provision to the contrary contained herein, both Non-Qualified Stock Options and Incentive Stock Options may with approval of the Committee be exercised by means of (i) an exchange of Shares previously held by the Participant for the Optioned Shares, or (ii) broker-assisted cashless exercise transactions involving brokers with which the Company has a formal understanding regarding such transactions. In addition, to the extent that the Options exercised are Non-Qualified Stock Options, a Participant may with approval of the Committee satisfy his or her requirement for federal income tax withholding by means of (i) delivery to the Company of Shares previously held by the Participant with a Fair Market Value equal to the withholding obligation, or
(ii) allowing the Company to withhold Optioned Shares with a Fair Market Value equal to the withholding obligation. Any Participant subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, who elects to exchange Shares to be issued upon exercise of the Option for the Optioned Shares, or allows the Company to withhold Optioned Shares with a Fair Market Value equal to the withholding obligation must do so either (i) during the periods which begin on the third business day following the Company's regular release of its quarterly and annual statements of sales and earnings and ending on the 12th business day following such date, or (ii) pursuant to an irrevocable election made by the Participant at least six months in advance of the date the Option exercised becomes taxable. For purposes of an exchange, a delivery, or withholding, Shares held by a Participant and Optioned Shares shall be valued at their Fair Market Value as of the date of delivery which value shall be credited on a dollar for dollar basis toward payment of the Option price for the Optioned Shares or the associated tax withholding obligation.

     b. Time of Exercise; Effect of Termination. Unless otherwise provided in the terms of an Option, it is the intent of this Plan that an Option may be exercised by the Participant as provided in this Plan only while an Employee of the Company except as set out below. If a Participant's employment is terminated, the following rules control:

          (1) If the Participant dies, the persons to whom the Participant's rights have passed by will or the laws of descent and distribution may exercise such rights, to the extent the Participant could have done so immediately preceding his death. Any such Option must be exercised within three (3) months of the Participant's death, in the case of an Incentive Stock Option, and twelve (12) months of the Participant's death, in the case of a Non-Qualified Option, but in no event later than the end of the prescribed Option period.

          (2) If the Participant's employment is terminated due to his or her embezzlement or theft of Company funds, defraudation of the Company, violation of Company rules, regulations or policies, or any intentional act which harms the Company, such Option, to the extent not exercised as of the date of termination, shall be terminated as of that date.

          (3) If the Participant's employment is terminated due to his or her disability, as defined in Section 22(e)(3) of the Internal Revenue Code, the Participant may exercise his or her Option, to the extent exercisable as of the date of termination within twelve (12) months after termination, but in no event later than the end of the prescribed Option period.

          (4) If the Participant's employment is terminated for any reason other than those set forth in subparagraphs (1), (2) and (3) above, the Participant may exercise his Option, to the extent exercisable as of the date of his termination, within three (3) months after termination in the case of Incentive Stock Options and within one hundred (100) days after termination in the case of non-qualified options, but in no event later than the end of the prescribed Option period.

     12. OPTIONS NOT TRANSFERABLE. Options under the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant.


     13. FISCAL YEAR AMOUNT LIMITATION. No Participant shall be granted options to purchase more than 375,000 shares of Company Common Stock in any Taxable Year.

     14. DISPOSITION OF INCENTIVE OPTION SHARES. In order to receive Incentive Stock Option tax treatment under Section 422A of the Internal Revenue Code a Participant may not dispose of any Share received pursuant to an Incentive Stock Option within two (2) years of the date of the granting of the Option or within one (1) year after the transfer of such Share to such Participant.

     15.  AMENDMENT OR TERMINATION OF THE PLAN.

     a. The Board may amend the Plan from time to time in such respects as the Board deems advisable, except that no amendment may, without further stockholder approval or ratification:

          (1) Increase the total number of Shares which may be available under
     Section 3 of the Plan (subject, however, to Section 18);

          (2) Change the definition of eligibility in Section 5 of the Plan;

          (3) Change the term of Option stated in Section 7 of the Plan;

          (4) Change the Option price established in Section 8 of the Plan.

     b. The Board, without further approval of the stockholders, may at any time terminate the Plan.

     c. No amendment or termination of the Plan shall diminish or otherwise adversely affect the rights of a Participant with respect to a previously granted Option.

     16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number and kind of Shares of Company stock subject to an Option and the fiscal year amount limitation set forth in Section 13, shall be appropriately adjusted along with a corresponding adjustment in the Option price to reflect any stock dividend, stock split, split-up or any combination or exchange of Shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares remaining available to be optioned and sold under the Plan.

     17. AGREEMENT AND REPRESENTATIONS OF EMPLOYEE. As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of exercise that the Shares are being purchased or acquired only for investment and without any present intention to resell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable federal or state law, regulation or rule of any governmental agency. Appropriate legends restricting the transfer of the Shares, unless such Shares are registered under appropriate federal and state securities laws or unless exemptions are available therefrom, will be placed on Share certificates issued pursuant to this Plan.

     18. RESERVATIONS OF SHARES OF COMMON STOCK. The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability with respect to the non-issuance or sale of Shares as to which such requisite authority shall not have been obtained.

     19. GENERAL LIMITATIONS AND PROVISIONS. Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Company or affect the right of the Company to dismiss any Employee. The adoption of the Plan shall not constitute a contract between the Company and any Employee. Whether or not any Options are to be granted hereunder shall be exclusively within the discretion of the Committee, and nothing contained herein shall be construed as giving any Employee any right to participate hereunder. No Option shall be considered as compensation under any other employee benefit plan of the Company except as otherwise determined by the Committee.

                                                                       EXHIBIT B

                               EDMARK CORPORATION

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


     The purposes of the 1995 Non-Employee Directors' Stock Option Plan (the "Plan") are to promote the long-term success of Edmark Corporation (the "Company") by creating a long-term mutuality of interests between the non-employee Directors and shareholders of the Company, to provide an additional inducement for Directors of the Company to remain with the Company and to provide a means through which the Company may attract able persons to serve as Directors.


                                   SECTION 1

                                 ADMINISTRATION

     The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and consisting of not less than two members of the Board. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members of the Committee, shall be the acts of the Committee.

     The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

     Notwithstanding the above, the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

                                   SECTION 2

                        SHARES AVAILABLE UNDER THE PLAN

     The aggregate number of shares which may be issued and as to which grants of stock options may be made under the Plan is 120,000 shares of the Common Stock, no par value, of the Company (the "Common Stock"), subject to adjustment and substitution as set forth in Section 5. If any stock option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan.

                                   SECTION 3

                             GRANT OF STOCK OPTIONS

     On the third business day following the day of each annual meeting of the shareholders of the Company, each person who is then a member of the Board and who is not then an employee of the Company or any of its subsidiaries (a "non-employee Director") shall automatically and without further action by the Board or the Committee be granted a "nonstatutory stock option" (i.e., a stock option which does not qualify under Sections 422 or 423 of the Internal Revenue Code of 1986 (the "Code")) to purchase 2,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 5. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each non-employee Director to be granted an option for 2,000 shares (or the number of adjusted or substituted shares pursuant to Section 5), then each non-employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of non-employee Directors, disregarding any fractions of a share.

                                   SECTION 4

                     TERMS AND CONDITIONS OF STOCK OPTIONS

     Stock options granted under the Plan shall be subject to the following terms and conditions:

     (A) The purchase price at which each stock option may be exercised (the "option price") shall be one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, determined as provided in Section 4(G).

     (B) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of such cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in
Section 4(G), equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising a stock option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the stock option are sold through the broker or other agent or under which the broker or other agent make a loan to such person. Notwithstanding the foregoing, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued by the Company upon exercise of the stock option until the Company has received payment of the option price in full. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of the Common Stock which may be issued under the Plan as provided in Section 2.

     (C) No stock option shall be exercisable during the first six months of its term except in case of death as provided in Section 4(E) or in case of a Section 6 Event as provided in Section 6. Subject to the preceding sentence and subject to Section 4(E) which provides for earlier termination of a stock option under certain circumstances, each stock option shall be exercisable for ten years from the date of grant and not thereafter. A stock option to the extent exercisable at any time may be exercised in whole or in part.

     (D) No stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee's guardian or legal representative. These restrictions on transferability shall not apply to the extent they are not at the time required for the Plan to continue to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), or any successor Rule.

     (E) If a grantee ceases to be a Director of the Company for any reason, any outstanding stock options held by the grantee shall be exercisable according to the following provisions:


          (i) If a grantee ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any outstanding stock option held by the grantee shall be exercisable by the grantee (but only if exercisable by the grantee immediately prior to ceasing to be a Director) at any time prior to the expiration date of the stock option or within three years after the date the grantee ceases to be a Director, whichever is the shorter period;


          (ii) If during a grantee's term of office as a Director the grantee resigns from the Board or is removed from office for cause, any outstanding stock option held by the grantee which is not exercisable by the grantee immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding stock option held by the grantee which is exercisable by the grantee immediately prior to resignation or removal shall be exercisable by the grantee at any time prior to the expiration date of the stock option or within three months after the date of resignation or removal of the grantee, whichever is the shorter period;

          (iii) Following the death of a grantee during service as a Director of the Company, any outstanding stock option held by the grantee at the time of death (whether or not exercisable by the grantee immediately prior to death) shall be exercisable by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of the stock option or within three years after the date of death of the grantee, whichever is the shorter period;

          (iv) Following the death of a grantee after ceasing to be a Director and during a period when a stock option is exercisable under clause (ii) above, the stock option shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative at any time prior to the expiration date of the stock option or within one year after the date of death, whichever is the shorter period; and

          (v) Following the death of a grantee after ceasing to be a Director and during a period when a stock option is exercisable under clause (iii) above, the stock option shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative at any time during the shorter of the following two periods: (i) until the expiration date of the stock option or (ii) until three years after the grantee ceased being a Director or one year after the date of death of the grantee (whichever is longer).

A stock option held by a grantee who has ceased to be a Director of the Company shall terminate upon the expiration of the applicable exercise period, if any, specified in this Section 4(E).

     (F) All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Committee or any authorized officer of the Company and by the grantee.

     (G) Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon):
(i) the highest and lowest sales prices per share of the Common Stock for such date on the Nasdaq National Market or any successor system then in use ("Nasdaq"), (ii) if the Common Stock is listed on the New York Stock Exchange (the "NYSE"), the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, or (iii) if the Common Stock is not listed on Nasdaq or the NYSE, the highest and lowest sales prices per share of the Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed. If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on Nasdaq, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 4(G). If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 4(G) for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     (H) The obligation of the Company to issue shares of the Common Stock under the Plan shall be subject to: (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon Nasdaq or upon each stock exchange, if any, on which the Common Stock may then be listed, and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

     Subject to the foregoing provision of this Section 4 and the other provisions of the Plan, any stock option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 4(F), or an amendment thereto; except that in no event shall the Committee or the Board have any power or authority which would cause the Plan to fail to be a plan described in Rule 16b-3(c)(2)(ii), or any successor Rule.

                                   SECTION 5

                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     The number of shares of Common Stock subject to an Option shall be appropriately adjusted along with a corresponding adjustment in the Option Price to reflect any stock dividend, stock split, split-up or any combination or exchange of shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares remaining available to be optioned and sold under the Plan.

     No adjustment or substitution provided for in this Section 5 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

     Except as provided in this Section 5, a grantee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

                                   SECTION 6

                      ADDITIONAL RIGHTS IN CERTAIN EVENTS

(A) DEFINITIONS.

     For purposes of this Section 6, the following terms shall have the following meanings:

          (1) The term "Person" shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of the Plan.

          (2) "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

          (3) A specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote).

          (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Company (other than such an offer made by the Company or any Subsidiary), whether or not such offer is approved or opposed by the Board.

          (5) "Continuing Directors" shall mean a director of the Company who either (a) was a director of the Company on the effective date of the Plan, or (b) is an individual whose election, or nomination for election, as a director of the Company was approved by a vote of at least two-thirds of the directors then still in office who were Continuing Directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company which would be subject to Rule 14a-11 under the 1934 Act, or any successor Rule).

          (6) "Section 6 Event" shall mean the date upon which any of the following events occurs:

             (a) The Company acquires actual knowledge that any Person other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or a Subsidiary had acquired the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 30% or more of the Voting Power of the Company; or

             (b) A Tender Offer is made to acquire securities of the Company entitling the holder thereof to 30% or more of the Voting Power of the Company; or

             (c) A solicitation subject to Rule 14a-11 under the 1934 Act (or any successor Rule) relating to the election or removal of 50% or more of the members of the Board or any class of the Board shall be made by any person other than the Company or less than 51% of the members of the Board shall be Continuing Directors; or

             (d) The shareholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power: (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation, or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction; provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 6(a), (ii) a grantee is required to be named pursuant to Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 6(b), or
        (iii) if a grantee is a "participant" as defined in Instruction 3 to
        Item 4 of Schedule 14A under the 1934 Act (or any successor Rule) in a solicitation (other than a solicitation by the Company) referred to in paragraph 6(c), then no Section 6 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

(B) ACCELERATION OF THE EXERCISE DATE OF STOCK OPTIONS.

     Notwithstanding any other provision contained in the Plan, in case any "Section 6 Event" occurs all outstanding stock options (other than those held by a person referred to in the proviso to Section 6(A)(6)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

                                   SECTION 7

          EFFECT OF THE PLAN ON THE RIGHTS OF COMPANY AND SHAREHOLDERS

     Nothing in the Plan, in any stock option granted under the Plan, or in any stock option agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board of Directors to elect and remove Directors.

                                   SECTION 8

                           AMENDMENT AND TERMINATION

     The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding stock options granted under the Plan; and provided further that no amendment of the Plan shall (i) be made without shareholder approval if shareholder approval of the amendment is at the time required for stock options under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3, or any successor Rule, or by the rules of Nasdaq or of any stock exchange on which the Common Stock may then be listed, (ii) amend more than once every six months the provision of the Plan relating to the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option other than to comport with changes in the Code or the rules and regulations thereunder, or (iii) otherwise amend the Plan in any manner that would cause stock options under the Plan not to qualify for the exemption provided by Rule 16b-3, or any successor Rule. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

     Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any stock option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for stock options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b)of the 1934
Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options theretofore granted under the Plan notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any stock option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the stock option agreement referred to in Section 4(F) within such reasonable time as the Committee shall specify in such request.

                                   SECTION 9

                      EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective upon approval by the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at a duly called and convened meeting of such holders. If such approval is obtained at the Annual Meeting of Shareholders in 1995, the Plan shall be effective on the date of that meeting, the first stock options shall be granted on the third business day thereafter and the last stock options granted under the Plan shall be granted on the third business day after the Annual Meeting of Shareholders in 2004.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5 AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

1. ELECTION OF DIRECTORS:
                             WITHHOLD
    FOR all nominees         AUTHORITY
 listed below. (except    to vote for all
    as marked to the         nominees
    contrary below)        listed below.

        / /                    / /

2. STOCK OPTION PLAN. Increase the number of shares available for options under the Plan and expand the group of eligible employees under the Plan.

        FOR                 AGAINST                 ABSTAIN

        / /                   / /                     / /

3. NON-EMPLOYEE DIRECTOR'S STOCK-OPTION PLAN. Approve 1995 Non-Employee Director's Stock-Option Plan.

        FOR                 AGAINST                 ABSTAIN

        / /                   / /                     / /

4. INCREASE AUTHORIZED CAPITAL STOCK. Amend the Articles of Incorporation to increase the authorized capital stock of the Company.

        FOR                 AGAINST                 ABSTAIN

        / /                   / /                     / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)

NOMINEES: F. Conley, A. Epstein, H. Gillis, A Glenn, D. Mackenzie,
          T. Mott, S. Narodick, W. Simpson, R. Thorp

5. INDEPENDENT AUDITORS. Ratify appointment of auditors.

        FOR                 AGAINST                 ABSTAIN

        / /                   / /                     / /

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign name as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated: __________________________________________________________________, 1995

_______________________________________________________________________________
                                   Signature

_______________________________________________________________________________
                          Signature (if held jointly)


          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.
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
PROXY



                              [EDMARK LOGO]EDMARK
                              -------------------
                                 P.O. Box 97021
                             Redmond, WA 98073-9721

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints S. Narodick and P. Bialek or either of them, as Proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Edmark Corporation held of record by the undersigned on August 31, 1995, at the Annual Meeting of Shareholders to be held on October 19, 1995, or any adjournment thereof.




                   (Continued and to be signed on other side)


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